EXHIBIT 5.1





CORPDAL:64313.1 20661-00023

                                                   June 10, 1997



Dallas Semiconductor Corporation
4401 South Beltwood Parkway
Dallas, Texas 75244-3292

         Re:      Registration Statement on Form S-8

Dear Gentlemen:

         We have acted as counsel to Dallas Semiconductor Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on June 10, 1997, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,313,432 shares of the $.02 par value common stock (the "Common Stock") of the Corporation that may be offered through either (1) the exercise of stock options (the "Options") and granted or that may be granted under the Dallas
Semiconductor   Corporation   1987  Stock  Option   Plan,   or  (2)  the  Dallas
Semiconductor Corporation 1993 Officer & Director Stock Option Plan (collectively, these two plans shall be referred to as the "Plans").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation and the Bylaws of the Corporation, as amended; (2) minutes and records of the corporate proceedings of the Corporation with respect to the establishment of the Plans, the reservation of 1,313,432 additional shares of Common Stock to be issued under the Plans and to which the Registration Statement relates, the issuance of shares of Common Stock pursuant to the Plans and related matters; (3) the Registration Statement and exhibits thereto, including the Plans; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Corporation, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Corporation and upon documents, records and instruments furnished to us by the Corporation, without independent check or verification of their accuracy.


CORPDAL:64313.1 20661-00023

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Dallas Semiconductor Corporation
June 10, 1997
Page 2


         Based upon our examination and consideration of, and reliance on, the documents and other matters described above, we are of the opinion that the Corporation presently has available at least 1,313,432 shares of authorized but unissued shares of Common Stock and/or treasury shares of Common Stock. From these shares of Common Stock, the 1,313,432 shares of Common Stock proposed to be offered pursuant to the exercise of Options granted or to be sold through the Corporation's Plans may be issued. Assuming that: (i) the outstanding Options were duly granted, that the Options to be granted in the future are duly granted, and that the shares to be sold in the future though the Corporation's Plans are all in accordance with the terms of the Plans, (ii) the shares of Common Stock to be issued in the future are duly issued in accordance with the terms of the Plans, (iii) the Corporation maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options granted under or purchased through the Plans, and (iv) the consideration for shares of Common Stock issued pursuant to the Plans and pursuant to such Options is actually received by the Corporation as provided in the Plans and exceeds the par value of such shares, then the shares of Common Stock issued in accordance with the terms of the Plans and issued pursuant to the exercise of the Options granted under or sold though and in accordance with the terms of the Plans will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     JENKENS & GILCHRIST,
                                                     a Professional Corporation


                                                     By: /s/ Merlyn D. Sampels
                                                        -----------------------
                                                         Merlyn D. Sampels


CORPDAL:64313.1 20661-00023